                                                                      EXHIBIT 11

                              EQUITRAC CORPORATION

                       COMPUTATION OF EARNINGS PER SHARE

                   (in thousands, except earnings per share)



                                                                   YEAR ENDED
                                ------------------------------------------------------------------------------
                                FEBRUARY 29,     FEBRUARY 28,     FEBRUARY 28,     FEBRUARY 28,  FEBRUARY 29,
                                    1996             1995             1994             1993         1992
                                -------------    -------------    -------------    -------------  ------------
Weighted average number of
  common shares outstanding          3,537            3,694            3,670            3,343         2,598

Common share equivalents
  arising from dilutive options(1)      60               76              100              152            51
                                    ------           ------           ------           ------         -----
                                     3,597            3,770            3,770            3,495         2,649
                                    ======           ======           ======           ======         =====

Earnings per share                  $  .52           $  .34           $  .36           $  .70         $ .66
                                    ======           ======           ======           ======         =====



(1) Computed under the "treasury stock" method.
    Primary and fully diluted earnings per share are essentially the same.